News Release

Tutor Perini Reports Second Quarter Results

•	New awards of $1.6 billion in Q2 2017; $3.7 billion of new awards in first half of 2017
•	Backlog at $7.6 billion, up 21% compared with backlog at the end of 2016
•	56% of backlog now comprised of higher-margin Civil projects

LOS ANGELES – (BUSINESS WIRE) – August 7, 2017 – Tutor Perini Corporation (NYSE: TPC), a leading civil, building and specialty construction company, today reported results for the three months ended June 30, 2017. Revenue for the second quarter of 2017 was $1.2 billion, consistent with the revenue for the second quarter of last year. Income from construction operations was $34.0 million for the second quarter of 2017 compared to $48.8 million for the comparable period last year. The decrease in income from construction operations for the second quarter of 2017 was primarily due to unfavorable project adjustments recorded on certain mechanical projects in New York. The decrease was partially offset by increased activity related to certain mass-transit projects in California and New York. The current year period included a $37.0 million legal settlement that was recorded in other income. Net income attributable to Tutor Perini Corporation for the second quarter of 2017 was $30.1 million, or $0.59 per diluted share, compared to $21.4 million, or $0.43 per diluted share for the second quarter of 2016.

Backlog as of June 30, 2017 was $7.6 billion, up 21% compared to $6.2 billion as of December 31, 2016. New awards and adjustments to contracts in process totaled $1.6 billion in the second quarter of 2017 and $3.7 billion in the first six months of 2017, well outpacing revenue in both periods. The Civil segment was the major contributor to new award activity in the first half of 2017. Significant new awards in the second quarter of 2017 included the I-74 bridge project in Iowa valued at $323 million, the East Side Access CQ33 mass-transit project in New York valued at $292 million, two healthcare building projects in California collectively valued at $154 million, additional scope of work valued at $97 million for a technology office project in California, additional scope of work valued at $97 million for the Hudson Yards Platform project, the Henry Hudson Bridge design-build project in New York valued at $82 million and the MD4 highway improvements project in Maryland valued at $78 million.

“Our backlog grew again this quarter as a result of the strong market demand we have been pointing to for some time,” commented Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “Our increased backlog and continued success in winning new projects reflects the underlying strength of our business. This, combined with the benefits we anticipate to come from the FAST Act, California’s SB1 transportation bill and several large voter-approved transportation funding measures, provides increased confidence in our outlook for growth and improved profitability. While our second quarter operating results did not meet our expectations, we are well positioned for improved results in the upcoming quarters.”

Outlook and Guidance

Based on the current backlog and market outlook, the Company is affirming its guidance for 2017, with revenue expected to be in excess of $5.5 billion and diluted earnings per share (EPS) expected in the range of $2.10 to $2.40. As previously noted in our earnings releases for the fourth quarter and full year 2016, and for the first quarter of

2017, we anticipate that our 2017 earnings will be weighted towards the second half of the year, consistent with the cyclicality of the Company’s business.

Second Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Monday, August 7, 2017, to discuss the second quarter results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit the Company's website at least 15 minutes prior to the start of the call to register and to download and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this Release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to win new contracts and convert backlog into revenue; the Company's ability to successfully and timely complete construction projects; increased competition and failure to secure new contracts; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings and the timing of related collections; the potential delay, suspension, termination or reduction in scope of construction projects; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the availability of borrowed funds on terms acceptable to the Company; failure to meet our obligations under our debt agreements; the ability to retain certain members of management; the ability to obtain surety bonds to secure the Company’s performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; failure to comply with laws and regulations related to government contracts; actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners and competitors and legislative, regulatory, judicial and other governmental authorities and officials; impairments of our goodwill or other indefinite-lived intangible assets; possible systems and information technology disruptions; the impact of inclement weather conditions on projects; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2017	2016	2017	2016

Revenue	$1,247,274	$1,308,130	$2,364,635	$2,393,499

Cost of operations	(1,144,436)	(1,198,360)	(2,159,078)	(2,178,637)

Gross profit	102,838	109,770	205,557	214,862

General and administrative expenses	(68,793)	(60,941)	(134,495)	(125,911)

INCOME FROM CONSTRUCTION OPERATIONS	34,045	48,829	71,062	88,951

Other income, net	40,990	2,485	41,406	3,166
Interest expense	(22,519)	(15,534)	(38,083)	(29,614)

INCOME BEFORE INCOME TAXES	52,516	35,780	74,385	62,503

Provision for income taxes	(19,883)	(14,419)	(27,988)	(25,743)

NET INCOME	32,633	21,361	46,397	36,760

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(2,537)	—	(2,537)	—

NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$30,096	$21,361	$43,860	$36,760

BASIC EARNINGS PER COMMON SHARE	$0.61	$0.43	$0.89	$0.75

DILUTED EARNINGS PER COMMON SHARE	$0.59	$0.43	$0.86	$0.74

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,735	49,131	49,510	49,105
DILUTED	50,755	49,561	50,853	49,423

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Three Months Ended June 30, 2017
Total revenue	$538,552	$508,769	$281,857	$1,329,178	$—		$1,329,178
Elimination of intersegment revenue	(65,970)	(15,934)	—	(81,904)	—		(81,904)
Revenue from external customers	$472,582	$492,835	$281,857	$1,247,274	$—		$1,247,274
Income from construction operations	$58,144	$5,736	$(14,007)	$49,873	$(15,828)	(a)	$34,045
Capital expenditures	$1,850	$104	$286	$2,240	$271		$2,511
Depreciation and amortization (b)	$5,236	$513	$1,193	$6,942	$2,820		$9,762

Three Months Ended June 30, 2016
Total revenue	$504,930	$546,157	$318,902	$1,369,989	$—		$1,369,989
Elimination of intersegment revenue	(39,223)	(22,636)	—	(61,859)	—		(61,859)
Revenue from external customers	$465,707	$523,521	$318,902	$1,308,130	$—		$1,308,130
Income from construction operations	$45,056	$13,223	$5,413	$63,692	$(14,863)	(a)	$48,829
Capital expenditures	$3,545	$81	$119	$3,745	$124		$3,869
Depreciation and amortization (b)	$12,447	$549	$1,263	$14,259	$2,887		$17,146

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Six Months Ended June 30, 2017
Total revenue	$905,363	$1,019,936	$597,553	$2,522,852	$—		$2,522,852
Elimination of intersegment revenue	(128,206)	(30,011)	—	(158,217)	—		(158,217)
Revenue from external customers	$777,157	$989,925	$597,553	$2,364,635	$—		$2,364,635
Income from construction operations	$90,032	$10,977	$755	$101,764	$(30,702)	(a)	$71,062
Capital expenditures	$7,417	$148	$293	$7,858	$325		$8,183
Depreciation and amortization (b)	$21,554	$1,031	$2,385	$24,970	$5,788		$30,758

Six Months Ended June 30, 2016
Total revenue	$872,431	$1,034,151	$600,675	$2,507,257	$—		$2,507,257
Elimination of intersegment revenue	(70,866)	(42,892)	—	(113,758)	—		(113,758)
Revenue from external customers	$801,565	$991,259	$600,675	$2,393,499	$—		$2,393,499
Income from construction operations	$78,721	$25,673	$14,826	$119,220	$(30,269)	(a)	$88,951
Capital expenditures	$7,157	$302	$744	$8,203	$478		$8,681
Depreciation and amortization (b)	$20,531	$1,106	$2,568	$24,205	$5,751		$29,956

(a) Consists primarily of corporate general and administrative expenses.
(b) Depreciation and amortization is included in income from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except share and per share amounts)	June 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($37,445 and $0 related to variable interest entities ("VIEs"))	$172,927	$146,103
Restricted cash	52,051	50,504
Accounts receivable ("AR") including retainage of $602,581 and $569,391 (AR of $56,912 and $0 related to VIEs)	1,838,359	1,743,300
Costs and estimated earnings in excess of billings	850,634	831,826
Other current assets	77,736	66,023
Total current assets	2,991,707	2,837,756

Property and equipment, net of accumulated depreciation of $339,045 and $313,783	456,001	477,626
Goodwill	585,006	585,006
Intangible assets, net	91,226	92,997
Other assets	40,926	45,235
TOTAL ASSETS	$4,164,866	$4,038,620

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$30,333	$85,890
Accounts payable ("AP") including retainage of $274,045 and $258,294 (AP of $57,888 and $0 related to VIEs)	899,284	994,016
Billings in excess of costs and estimated earnings ($30,293 and $0 related to VIEs)	339,808	331,112
Accrued expenses and other current liabilities	176,148	107,925
Total current liabilities	1,445,573	1,518,943

Long-term debt, less current maturities, net of unamortized discounts and debt issuance costs totaling $57,434 and $56,072	832,327	673,629
Deferred income taxes	131,292	131,007
Other long-term liabilities	155,810	162,018
TOTAL LIABILITIES	2,565,002	2,485,597

CONTINGENCIES AND COMMITMENTS

EQUITY:
Stockholders' Equity
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 49,760,256 and 49,211,353 shares	49,760	49,211
Additional paid-in capital	1,075,637	1,075,600
Retained earnings	517,485	473,625
Accumulated other comprehensive loss	(44,305)	(45,413)
Total Stockholders Equity	1,598,577	1,553,023
Noncontrolling interests	1,287	—
TOTAL STOCKHOLDERS' EQUITY	1,599,864	1,553,023

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,164,866	$4,038,620

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Six Months Ended June 30,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$46,397	$36,760
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	28,987	28,185
Amortization of intangible assets	1,771	1,771
Share-based compensation expense	10,420	6,959
Change in debt discounts and deferred debt issuance costs	11,950	3,348
Deferred income taxes	(1)	(371)
(Gain) loss on sale of property and equipment	(349)	204
Other long-term liabilities	(2,801)	(3,811)
Other non-cash items	1,785	1,200
Changes in other components of working capital	(132,779)	(69,669)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(34,620)	4,576

Cash flows from investing activities:
Acquisition of property and equipment excluding financed purchases	(8,183)	(8,681)
Proceeds from sale of property and equipment	1,336	1,092
Investments in securities restricted in use	(9,297)	—
Change in restricted cash	(1,547)	(3,599)
NET CASH USED IN INVESTING ACTIVITIES	(17,691)	(11,188)

Cash flows from financing activities:
Issuance of convertible notes	—	200,000
Proceeds from debt	1,276,457	711,092
Repayment of debt	(1,171,954)	(871,654)
Issuance of common stock and effect of cashless exercise	(10,809)	—
Distributions paid to noncontrolling interests	(2,500)	—
Contributions from noncontrolling interests	1,250	—
Debt issuance costs	(13,309)	(14,656)
NET CASH PROVIDED BY FINANCING ACTIVITIES	79,135	24,782

Net increase in cash and cash equivalents	26,824	18,170
Cash and cash equivalents at beginning of period	146,103	75,452
Cash and cash equivalents at end of period	$172,927	$93,622

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	March 31, 2017	June 30, 2017(a)	June 30, 2017	June 30, 2017
Civil	$3,865.7	$847.5	$(472.6)	$4,240.6
Building	1,750.3	550.9	(492.8)	1,808.4
Specialty Contractors	1,554.5	238.9	(281.9)	1,511.5
Total	$7,170.5	$1,637.3	$(1,247.3)	$7,560.5

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Six Months Ended	Six Months Ended	Backlog at
(in millions)	December 31, 2016	June 30, 2017(a)	June 30, 2017	June 30, 2017
Civil	$2,672.1	$2,345.7	$(777.2)	$4,240.6
Building	1,981.2	817.1	(989.9)	1,808.4
Specialty Contractors	1,573.8	535.3	(597.6)	1,511.5
Total	$6,227.1	$3,698.1	$(2,364.7)	$7,560.5

(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.